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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 1, 1998, relating to the financial statements of Nu Skin Acquired Entities, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


                                        GRANT THORNTON LLP

Provo, Utah
June 1, 1999